UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2007

IRON MOUNTAIN INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue
Boston, Massachusetts 02111
(Address of principal executive offices, including zip code)

(617) 535-4766
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 1.02. Termination of a Material Definitive Agreement; Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

On April 16, 2007, Iron Mountain Incorporated (the “Company,” “we” or “us”) entered into a new credit agreement (the “New Credit Agreement”) to replace both its prior $750 million maximum principal amount revolving credit and term loan facilities and the ₤200 million maximum principal amount revolving credit and term loan facilities of its subsidiary, Iron Mountain Europe Limited.  The New Credit Agreement provides for borrowings in an aggregate principal amount of up to $900 million, including revolving credit facilities in an aggregate amount of $600 million (including Canadian Dollar and multi-currency revolving credit facilities), and a $300 million term loan facility.  We have the right to increase the aggregate amount available to be borrowed under the New Credit Agreement to up to $1,200 million.  Our subsidiaries, Iron Mountain Canada Corporation and Iron Mountain Switzerland GmbH, may borrow directly under the Canadian revolving credit and multi-currency revolving credit facilities, respectively.  Additional subsidiary borrowers may be added under the multi-currency revolving credit facility.  The new revolving credit facilities terminate on April 16, 2012, at which point all revolving credit loans are due. With respect to the new term loan facility, quarterly loan payments of $0.75 million begin in the third quarter of 2007 and will continue through maturity on April 16, 2014, at which time the remaining outstanding principal balance of the term loan facility is due.  The interest rate on borrowings under the New Credit Agreement varies depending on our choice of interest rate and currency options, plus an applicable margin.  The Company guarantees the obligations of each of the subsidiary borrowers under the New Credit Agreement, and substantially all of the Company’s U.S. subsidiaries guaranty the obligations of the Company and the subsidiary borrowers.  The capital stock or other equity interests of most of our U.S. subsidiaries, and up to 66% of the capital stock or other equity interests of our first tier foreign subsidiaries, are pledged to secure the New Credit Agreement, together with all intercompany obligations of foreign subsidiaries owed to us or to one of our U.S. subsidiary guarantors.  The New Credit Agreement and the Acknowledgment, Confirmation and Amendment of Guarantee or Security Document, executed in connection with the New Credit Agreement, are set forth in Exhibits 10.1 and 10.2 attached hereto and incorporated by reference herein.

Employment Contracts

We entered into an employment agreement with Marc A. Duale in connection with his employment as President of Iron Mountain Europe Limited.  The employment agreement has no fixed term but is terminable by either party upon notice at least four month’s prior to termination.  The Contract of Employment with Iron Mountain and the Amendment to Contract of Employment with Iron Mountain are set forth in Exhibits 10.3 and 10.4 attached hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Exhibit Description
10.1

Credit Agreement, dated as of April 16, 2007, among Iron Mountain Incorporated, Iron Mountain Canada Corporation, Iron Mountain Nova Scotia Finance Company, Iron Mountain Switzerland GmbH, the lenders party thereto, J.P. Morgan Securities Inc. and Barclays Capital, as Co-Lead Arrangers and Joint Bookrunners, Barclays Bank PLC and Bank of America, N.A., as Co-Syndication Agents, Citizens Bank of Massachusetts, The Royal Bank of Scotland PLC, The Bank of Nova Scotia and HSBC Bank USA, National Association, as Co-Documentation Agents, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2

Acknowledgment, Confirmation and Amendment of Guarantee or Security Document, dated as of April 16 2007, among Iron Mountain Incorporated, certain of its subsidiaries as guarantors and/or pledgors, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Contract of Employment with Iron Mountain, between Iron Mountain (UK) Ltd and Marc Duale.

10.4	Amendment to Contract of Employment with Iron Mountain, dated as of 14th June 2006, between Iron Mountain (UK) Ltd and Marc Duale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)

By:	/s/ Garry B. Watzke
Name:	Garry B. Watzke
Title:	Senior Vice President and General Counsel

Date: April 20, 2007